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                                                                    EXHIBIT 23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Candela Corporation on Form S-8 of our report dated August 9, 1996, on our audits of the consolidated financial statements and financial statement schedule of Candela Corporation as of June 29, 1996 and July 1, 1995, and for the three fiscal years in the period ended June 29, 1996, which report is included in the Company's 1996 Annual Report on Form 10-K



                                         COOPERS & LYBRAND L.L.P.



BOSTON, MASSACHUSETTS
October 23, 1996